Exhibit 10.13

FORTIVE CORPORATION

2016 STOCK INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

Unless otherwise defined herein, the terms defined in the Fortive Corporation 2016 Stock Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Grant Agreement (the “Agreement”).

I.	NOTICE OF GRANT

Name:

Address:

The undersigned Participant has been granted an Award of Restricted Stock Grant, subject to the terms and conditions of the Plan and this Agreement, as follows (each of the following capitalized terms are defined terms having the meaning indicated below):

Date of Grant

Number of Shares of Restricted Stock

Vesting Schedule:

Time-Based Vesting Criteria	The time-based vesting criteria will be satisfied with respect to [ ]% of the shares underlying the Restricted Stock Grants on each of the [ ] anniversaries of the Date of Grant.

Performance Objective	Set forth on Addendum A (if applicable)

II.	AGREEMENT

1. Grant of Restricted Stock. Fortive Corporation (the “Company”) hereby grants to the Participant named in this Notice of Grant (the “Participant”), an Award of shares of Common Stock set forth above (“Restricted Shares”) subject to the terms and conditions of this Agreement and the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

2. Vesting.

(a) Vesting Schedule. Except as may otherwise be set forth in this Agreement or in the Plan, with respect to each Tranche of Restricted Shares granted under this Agreement (a “Tranche” consists of all Restricted Shares as to which the Time-Based Vesting Criteria are scheduled to be satisfied on the same date), the Tranche shall not vest, and the restrictions with the respect to the Tranche shall not lapse, unless (i) the Participant continues to be actively employed with the Company or an Eligible Subsidiary for the period required to satisfy the Time-Based Vesting Criteria applicable to such Tranche

(the date on which the Time-Based Vesting Criteria applicable to a Tranche are scheduled to be satisfied is the “Time-Based Vesting Date”), and (ii) the Performance Objective applicable to such Restricted Shares, if any, is satisfied on or prior to the Time-Based Vesting Date. Vesting shall be determined separately for each Tranche. The Performance Objective (if any) and Time-Based Vesting Criteria applicable to any Tranche are collectively referred to as “Vesting Conditions,” and the date upon which all Vesting Conditions applicable to that Tranche are satisfied, and the restrictions on that Tranche lapses, is referred to as the “Vesting Date” for such Tranche. The Vesting Conditions shall be established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (or by one or more members of Company management, if such power has been delegated in accordance with the Plan and applicable law) and reflected in the account maintained for the Participant by an external third party administrator of the Restricted Stock Grant. Further, during any approved leave of absence (and without limiting the application of any other rules governing leaves of absence that the Committee may approve from time to time pursuant to the Plan), to the extent permitted by applicable law the Committee shall have discretion to provide that the vesting of the Restricted Shares shall be frozen as of the first day of the leave (or as of any subsequent day during such leave, as applicable) and shall not resume until and unless the Participant returns to active employment. Any Restricted Shares for which the Performance Objective (if any) applicable to such Restricted Shares is not satisfied on or prior to the corresponding Time-Based Vesting Date shall be forfeited without consideration.

(b) Performance Objective. The Committee shall determine whether the Performance Objective applicable to a Restricted Share, if any, has been met, and such determination shall be final and conclusive. Until the Committee has made such a determination, the Performance Objective (if any) may not be considered to have been satisfied. Notwithstanding any determination by the Committee that the Performance Objective (if any) has been attained with respect to a particular Tranche, such Tranche shall not be considered to have vested, and the restrictions shall not have lapsed, unless and until the Participant has satisfied the Time-Based Vesting Criteria applicable to such Tranche.

(c) Fractional Restricted Share Vesting. In the event the Participant is vested in a fractional portion of a Restricted Share (a “Fractional Portion”), such Fractional Portion will be rounded up and a whole share of Common Stock (“Share”) shall vest.

(d) Addendum. The provisions of Addendum A (if any) are incorporated by reference herein and made a part of this Agreement, and to the extent any provision in Addendum A (if any) conflicts with any provision set forth elsewhere in this Agreement (including without limitation any provisions relating to Retirement), the provision set forth in Addendum A (if any) shall control.

3. Restriction on Transfer; Lapse of Restrictions; Form and Timing of Grant and Delivery.

(a) Restrictions on Transfer. The Restricted Shares issued under this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated until such Restricted Shares vests, and all restrictions on such Restricted Shares shall have lapsed, in the manner set forth in Sections 2 and 4. Until the Restricted Shares vests pursuant to the Vesting Conditions and are delivered to the Participant, such Restricted Shares shall (i) if in book entry form, be subject to an appropriate stop-transfer order (“Stop Order”) and (ii) bear the following legend or notation (the “Legend”): “The shares represented by this certificate are subject to a Restricted Stock Grant Agreement between the registered owner and Fortive Corporation which restricts the transferability of the shares. A copy of the agreement is on file with the Secretary of Fortive Corporation.”

(b) Form and Timing of Grant and Delivery; Retention of Certificates. As soon as practicable after the Date of Grant, the Company shall issue the Restricted Shares either in book-entry form or in certificated form registered in the name of the Participant. The stock certificate corresponding to the Restricted Shares (including any dividend paid thereon or any shares, securities, monies, warrants, rights, options or property representing a dividend or distribution in respect thereof) will be held in custody by the Company or its designated agent until such Restricted Shares vest pursuant to the Vesting Conditions. In addition, if a stock power is requested by the Company with respect to the Restricted Shares, the Restricted Stock Grant shall be subject to, and condition upon, the Participant delivering a stock power, endorsed in blank and in the form provided by the Company, relating to the Restricted Shares underlying the Restricted Stock Grant. Unless and until the Restricted Shares have vested in the manner set forth in Sections 2 and 4, Participant shall have no right of delivery of such Restricted Shares. Subject to the other terms of the Plan and this Agreement (including satisfaction of the obligations with regard to all Tax Related Items legally payable by the Participant), the Restricted Shares pertaining to any Tranche that vests in accordance with Sections 2 and 4 will be delivered either in book entry form or in certificated form to the Participant without the Stop Order and without the Legend within 90 days of the Vesting Date for that Tranche. Shares shall not be issued or delivered under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Participant to take any reasonable action in order to comply with any such rules or regulations.

(b) Acknowledgment of Potential Securities Law Restrictions. Unless a registration statement under the Securities Act covers the Restricted Shares, the Committee may require that the Participant agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the Award are registered under the Securities Act. The Committee may also require the Participant to acknowledge that he or she shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate. The Participant acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy.

4. Termination of Employment.

(a) General. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates for any reason (other than death, Early Retirement or Normal Retirement) whether or not in breach of applicable labor laws, all Restricted Shares that are unvested as of termination shall automatically and irrevocably be forfeited as of the date of termination without consideration. The Committee shall have discretion to determine whether the Participant has ceased to be actively employed by (or, if the Participant is a consultant or director, has ceased actively providing services to) the Company or Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. The Participant’s active employer-employee or other active service-providing relationship will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include a period of “garden leave”, paid administrative leave or similar period pursuant to applicable law). Unless the Committee provides otherwise (1) termination of the Participant’s employment will include instances in which Participant is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of the Participant’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Participant’s employer no longer constitutes an Eligible Subsidiary will constitute a termination of employment or service.

(b) Death. Upon Participant’s death, a pro rata amount of each unvested Tranche shall become vested based on the number of complete twelve-month periods between the Date of Grant and the date of the Participant’s death divided by the total number of twelve-month periods between the Date of Grant and the Time-Based Vesting Date applicable to such Tranche. Notwithstanding anything in the Plan or this Agreement to the contrary, for purposes of this Section, any partial twelve-month period between the Date of Grant and the date of death shall be considered a complete twelve-month period and any Fractional Portion that results from applying the pro rata methodology shall be rounded up to a whole Share.

(c) Retirement.

(i) Upon termination of employment by reason of the Participant’s Early Retirement, unless contrary to applicable law and unless otherwise provided by the Committee either initially or subsequent to the grant of the relevant Award, with respect to each Tranche that is unvested as of the Early Retirement date, a pro-rata portion of such Tranche (i.e. based on the ratio of (x) the number of full or partial months worked by the Participant from the Date of Grant to the Early Retirement date to (y) the total number of months in the original time-based vesting schedule of such Tranche) will vest as of the Time-Based Vesting Date for such Tranche, but if and only if the Performance Objective (if any) is satisfied on or prior to such Time-Based Vesting Date.

(ii) Upon termination of employment by reason of the Participant’s Normal Retirement, unless contrary to applicable law and unless otherwise provided by the Committee either initially or subsequent to the grant of the relevant Award, with respect to each Tranche that is unvested as of the Normal Retirement date, such Tranche will vest as of the Time-Based Vesting Date for such Tranche, but if and only if the Performance Objective (if any) is satisfied on or prior to such Time-Based Vesting Date.

(d) Gross Misconduct. If the Participant’s employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct, the Participant’s unvested Restricted Shares shall automatically and irrevocably be forfeited as of the time of termination without consideration. The Participant acknowledges and agrees that the Participant’s termination of employment shall also be deemed to be a termination of employment by reason of the Participant’s Gross Misconduct if, after the Participant’s employment has terminated, facts and circumstances are discovered or confirmed by the Company that would have justified a termination for Gross Misconduct.

(e) Violation of Post-Employment Covenant. To the extent that any of the Participant’s Restricted Shares remain outstanding and unvested under the terms of the Plan or this Agreement after termination of the Participant’s employment or service with the Company or an Eligible Subsidiary, such Restricted Shares shall be forfeited without consideration as of the date the Participant violates any covenant not to compete or other post-employment covenant that exists between the Participant on the one hand and the Company or any subsidiary of the Company, on the other hand.

(f) Substantial Corporate Change. Upon a Substantial Corporate Change, the Participant’s unvested Restricted Shares will be forfeited without consideration unless provision is made in writing in connection with such transaction for the assumption or continuation of the Restricted Shares, or the substitution for such Restricted Shares of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Restricted Shares will continue in the manner and under the terms so provided.

5. Amendment of the Agreement or Plan.

(a) The Plan and this Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Company’s Board may amend, modify or terminate the Plan or any Award in any respect at any time; provided, however, that modifications to this Agreement or the Plan that materially and adversely affect the Participant’s rights hereunder can be made only in an express written contract signed by the Company and the Participant. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement and Participant’s rights under outstanding and unvested Restricted Shares as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, (1) upon a Substantial Corporate Change or (2) as required by law.

(b) The Participant acknowledges and agrees that if the Participant changes classification from a full-time employee to a part-time employee the Committee may in its sole discretion cause a percentage (including 100%) of the Participant’s unvested Restricted Shares to be forfeited without consideration.

6. Tax Obligations.

(a) Withholding Taxes. Regardless of any action the Company or any Subsidiary employing the Participant (the “Employer”) takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, payment on account or other tax related items (“Tax Related Items”), the Participant acknowledges that the ultimate liability for all Tax Related Items associated with the Restricted Shares is and remains the Participant’s responsibility and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Restricted Shares, including, but not limited to, the grant or vesting of the Restricted Shares, the delivery of the Shares, lapse of the transfer restrictions, the subsequent sale of Shares delivered at vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Grant to reduce or eliminate the Participant’s liability for Tax Related Items. Further, if Participant is subject to tax in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable event, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer (in its sole discretion) to satisfy all withholding and payment on account obligations for Tax Related Items of the Company and/or the Employer. In this regard, the Participant authorizes the Company and the Employer, or either of them, in such entity’s sole discretion, to satisfy the obligations with regard to all Tax Related Items legally payable by the Participant (with respect to the award granted hereunder as well as any equity awards previously received by the Participant under any Company stock plan) by one or a combination of the following: (i) requiring the Participant to pay Tax-Related Items in cash with a cashier’s check or certified check or by wire transfer of immediately available funds; (ii) withholding cash from the Participant’s wages or other compensation payable to the Participant by the Company and/or the Employer; (iii) arranging for the sale of Shares otherwise deliverable to the Participant upon vesting of the Restricted Shares (on Participant’s behalf and at Participant’s direction pursuant to this authorization), including the sale of Shares prior to such scheduled delivery date; (iv) withholding from the proceeds of the sale of Shares acquired upon delivery of the Restricted Shares; or (v) withholding in Shares otherwise deliverable to the Participant, provided that the Company withholds only the amount of Shares necessary to satisfy the minimum statutory withholding amount (or such other amount that will not cause avoid adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) using the Fair Market Value of the

Shares on the date of the relevant taxable event. Participant shall pay to the Company or the Employer any amount of Tax Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that are not satisfied by any of the means previously described. The Company may refuse to deliver the Shares to the Participant if the Participant fails to comply with Participant’s obligations in connection with the Tax Related Items as described in this Section.

(b) Section 83(b) Election. If the Participant makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Shares as of the Grant Date, the Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service, together with any required tax withholding. A form of such election is attached hereto as Exhibit A. The Grantee hereby acknowledges that it is the Grantee’s sole responsibility, and not the Company’s, to file timely the election under Section 83(b) of the Code.

7. Rights as Shareholder. With respect to the Restricted Shares, the Participant shall have the same dividend rights, voting rights and other rights with respect to such Restricted Shares as the Company’s other stockholders, except that, until the Restricted Shares shall have vested pursuant to the Vesting Conditions and all restrictions pertaining thereto shall have lapsed, (i) the Participant shall not be entitled to delivery of such Restricted Shares, (ii) such Restricted Shares may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated, (iii) any dividend paid on such Restricted Shares or any shares, securities, monies, warrants, rights, options or property representing a dividend or distribution in respect of such Restricted Shares will be held in custody by the Company or its designated agent, and (iv) such Restricted Shares shall be subject to all terms, conditions, and restrictions, including, but not limited to, forfeiture without consideration, of this Agreement and the Plan.

8. No Employment Contract. Nothing in the Plan or this Agreement constitutes an employment contract between the Company and the Participant and this Agreement shall not confer upon the Participant any right to continuation of employment or service with the Company or any of its Subsidiaries, nor shall this Agreement interfere in any way with the Company’s or any of its Subsidiaries right to terminate the Participant’s employment or service at any time, with or without cause (subject to any employment agreement a Participant may otherwise have with the Company or a Subsidiary thereof and/or applicable law).

9. Board Authority. The Board and/or the Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any Restricted Shares have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon Participant, the Company and all other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether Plan participants are similarly situated. No member of the Board and/or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

10. Headings. The captions used in this Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the Restricted Stock Grant for construction and interpretation.

11. Electronic Delivery.

(a) If the Participant executes this Agreement electronically, for the avoidance of doubt Participant acknowledges and agrees that his or her execution of this Agreement electronically (through an on-line system established and maintained by the Company or a third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of this Agreement in paper form. Participant acknowledges that upon request of the Company he or she shall also provide an executed, paper form of this Agreement.

(b) If the Participant executes this Agreement in paper form, for the avoidance of doubt the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.

(c) If Participant executes this Agreement multiple times (for example, if the Participant first executes this Agreement in electronic form and subsequently executes this Agreement in paper form), the Participant acknowledges and agrees that (i) no matter how many versions of this Agreement are executed and in whatever medium, this Agreement only evidences a single Award relating to the number of Restricted Shares set forth in the Notice of Grant and (ii) this Agreement shall be effective as of the earliest execution of this Agreement by the parties, whether in paper form or electronically, and the subsequent execution of this Agreement in the same or a different medium shall in no way impair the binding legal effect of this Agreement as of the time of original execution.

(d) The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the Restricted Stock Grant, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Participant pursuant to the Plan or under applicable law, including but not limited to, the Plan, the Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing this Agreement, the Participant hereby consents to receive such documents by electronic delivery. At the Participant’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Participant.

12. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her Data (as defined below) by and among, as necessary and applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number (e.g., resident registration number), salary, nationality, and job title, any Common Stock or directorships held in the Company, and details of the Restricted Stock Grant or other entitlement to Shares awarded, canceled, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country or elsewhere, including outside the European Economic Area, and that the recipients’ country may have different data privacy laws and protections than Participant’s country. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares acquired upon vesting and delivery of the Restricted Share or other entitlement to the Restricted Shares.

Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant understands that Data shall be held as long as is reasonably necessary to implement, administer and manage his or her participation in the Plan, and he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with his or her employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant the Restricted Shares or other equity awards to Participant or to administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing such consent may affect his or her ability to participate in the Plan. In addition, Participant understands that the Company and its Subsidiaries have separately implemented procedures for the handling of Data which the Company believes permits the Company to use the Data in the manner set forth above notwithstanding the Participant’s withdrawal of such consent. For more information on the consequences of refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

13. Waiver of Right to Jury Trial. Each party, to the fullest extent permitted by law, waives any right or expectation against the other to trial or adjudication by a jury of any claim, cause or action arising with respect to the Restricted Stock Grant or hereunder, or the rights, duties or liabilities created hereby.

14. Agreement Severable. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

15. Governing Law and Venue. The laws of the State of Delaware (other than its choice of law provisions) shall govern this Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to the Restricted Stock Grant, this Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of New Castle County, or the United States Federal court for the District of Delaware, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, this Agreement or any Award must be commenced by a Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant.

16. Nature of Restricted Stock Grant. In accepting the Restricted Stock Grant, Participant acknowledges and agrees that:

(a) the award of the Restricted Stock Grant is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Grant, benefits in lieu of Restricted Stock Grant or other equity awards, even if Restricted Stock Grants have been awarded repeatedly in the past;

(b) all decisions with respect to future equity awards, if any, shall be at the sole discretion of the Company;

(c) Participant’s participation in the Plan is voluntary;

(d) the award of Restricted Stock Grant and Shares subject to the Restricted Stock Grant, and the income and value of same, are an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of Participant’s employment or service contract, if any;

(e) the award of Restricted Stock Grant and Shares subject to the Restricted Stock Grant, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;

(f) unless otherwise expressly agreed with the Company, the Restricted Stock Grant and Shares subject to the Restricted Stock Grant, and the income and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of any Subsidiary;

(g) the award of Restricted Stock Grant and Participant’s participation in the Plan shall not be interpreted to form an employment or service contract with the Company or any Subsidiary of the Company;

(h) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(i) the value of the Shares underlying the Restricted Stock Grant may increase or decrease in value;

(j) in consideration of the award of Restricted Stock Grant, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the Award or Shares upon vesting of the Award resulting from termination of Participant’s employment or continuous service by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of applicable labor laws of the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any, and whether or not later found to be invalid) and in consideration of the grant of the Award, Participant irrevocably releases the Company and any Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Agreement/electronically accepting the Agreement, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue or seek remedy for any such claim;

(k) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares; and

(l) Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

17. Language. If Participant has received the Plan, this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law.

18. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

20. Insider Trading/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., Restricted Shares) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Participant is advised to consult with his or her own personal legal and financial advisors on this matter.

21. Recoupment. The Restricted Shares granted pursuant to this Agreement are subject to the terms of the Fortive Corporation Recoupment Policy as it exists from time to time (a copy of the Recoupment Policy as it exists from time to time is available on the Company’s internal website) (the “Policy”) if and to the extent such Policy by its terms applies to the Restricted Shares, and to the terms required by applicable law; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof.

22. Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to Participant regarding certain events relating to awards that the Participant may have received or may in the future receive under the Plan, such as notices reminding Participant of the vesting or expiration date of certain awards. Participant acknowledges and agrees that (1) the Company has no obligation (whether pursuant to this Agreement or otherwise) to provide any such notices; (2) to the extent the Company does provide any such notices to Participant the Company does not thereby assume any obligation to provide any such notices or other notices; and (3) the Company, its affiliates and the third party stock plan administrator have no liability for, and the Participant has no right whatsoever (whether pursuant to this Agreement or otherwise) to make any claim against the Company, any of its affiliates or the third party stock plan administrator based on any allegations of, damages or harm suffered by the Participant as a result of the Company’s failure to provide any such notices or Participant’s failure to receive any such notices.

23. Consent and Agreement With Respect to Plan. Participant (1) acknowledges that the Plan and the prospectus relating thereto are available to Participant on the website maintained by the Company’s third party stock plan administrator; (2) represents that he or she has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of his or her choice prior to executing this Agreement and fully understands all provisions of the Agreement and the Plan; (3) accepts this Restricted Stock Grant subject to all of the terms and provisions thereof; (4) consents and agrees to all amendments that have been made to the Plan since it was adopted in 2016 (and for the avoidance of doubt consents and agrees to each amended term reflected in the Plan as in effect on the date of this Agreement), and consents and agrees that all options and restricted stock units, if any, held by Participant that were previously granted under the Plan as it has existed from time to time are now governed by the Plan as in effect on the date of this Agreement (except to the extent the Committee has expressly provided that a particular Plan amendment does not apply retroactively); and (5) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

[If the Agreement is signed in paper form, complete and execute the following:]

PARTICIPANT	FORTIVE CORPORATION

Signature	Signature

Print Name	Print Name

Title

Residence Address

ADDENDUM A